                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             COMPUWARE CORPORATION
             (Exact name of registrant as specified in its charter)

            Michigan                                     38-2007430
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                   One Campus Martius, Detroit, MI 48226-5099
          (Address of principal executive offices, including zip code)

                     COMPUWARE CORPORATION ESOP/401(K) PLAN
                            (Full title of the Plan)

                             Thomas M. Costello, Jr.
     Senior Vice President of Human Resources, General Counsel and Secretary
                               One Campus Martius
                             Detroit, MI 48226-5099
                                 (313) 227-7300
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

   Title of                            Proposed Maximum    Proposed Maximum     Amount of
Securities to        Amount to be          Offering            Aggregate      Registration
be Registered         Registered       Price Per Share(1)  Offering Price(1)      Fee
-------------    --------------------  ------------------  -----------------  -------------
Common Stock(3)  17,000,000 shares(2)        $5.45          $92,650,000        $11,738.76

(1) The price shown is the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on October 22, 2004, in accordance with Rule 457(h).

(2) The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Includes the Preferred Stock Purchase Rights ("Rights") attached to each share of Compuware Corporation Common Stock and evidenced by a Rights Agreement dated as of October 25, 2000 between Compuware Corporation and Equiserve Trust Company, N.A., as Rights Agent. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificate representing the Compuware Corporation Common Stock, and may be transferred only with such shares of Common Stock.

      In accordance with general instruction E to Form S-8, Compuware Corporation hereby incorporates by reference the contents of its Registration Statement on Form S-8 (no. 333-70549) filed January 13, 1999 and the description of the Rights which is contained in its Registration Statement on Form 8-A (no. 000-20900) filed October 26, 2000.

ITEM 8. EXHIBITS

      The following exhibits are filed with this registration statement:

4.0 Rights Agreement dated as of October 25, 2000 between Compuware Corporation and Equiserve Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 26, 2000 and incorporated herein by reference).

5.1 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

5.2   Internal Revenue Service Determination Letter dated December 1,
      2003.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Crowe Chizek and Company LLC.

23.3  Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

99.1 Compuware Corporation ESOP/401(k) Plan, as amended and restated effective as of April 1, 2004.

99.2 First Amendment to the Compuware Corporation ESOP/401(k) Plan, (as amended and restated effective April 1, 2004), dated September 8, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 26, 2004.

                                      COMPUWARE CORPORATION

                                      By. /s/ Laura Fournier
                                          -------------------------------------
                                          Laura Fournier Senior Vice President,
                                          Chief Financial Officer, and Treasurer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Costello, Jr. and Laura Fournier, and each of them, jointly and severally, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, and to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on October 26, 2004.

        SIGNATURE                                          TITLE
        ---------                                          -----
/s/ Peter Karmanos, Jr.     Chairman of the Board, Chief Executive Officer and
--------------------------  Director (Principal Executive Officer)
Peter Karmanos, Jr.

/s/ Laura L. Fournier       Senior Vice President, Chief Financial Officer, Treasurer
--------------------------  Principal Financial Officer and Principal Accounting
Laura L. Fournier           Officer)

/s/ Dennis W. Archer        Director
--------------------------
Dennis W. Archer


--------------------------  Director
Gurminder S. Bedi

/s/ Elaine K. Didier        Director
--------------------------
Elaine K. Didier

--------------------------  Director
William O. Grabe

/s/ William R. Halling      Director
--------------------------
William R. Halling

--------------------------  Director
Faye Alexander Nelson

/s/ Glenda D. Price         Director
--------------------------
Glenda D. Price

/s/ W. James Prowse         Director
--------------------------
W. James Prowse


--------------------------  Director
G. Scott Romney


--------------------------  Director
Lowell Weicker, Jr.

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 26, 2004.

                                      COMPUWARE CORPORATION ESOP/401(K) PLAN

                                      By. /s/ Thomas M. Costello, Jr.
                                          --------------------------
                                          Thomas M. Costello, Jr.,
                                          Plan Fiduciary

                                INDEX TO EXHIBITS

NUMBER                                 DESCRIPTION
------                                 -----------
5.1         Opinion of Dykema Gossett PLLC with respect to the legality of the
            Common Stock to be registered hereunder.

5.2         Internal Revenue Service Determination Letter dated December 1,
            2003.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Crowe Chizek and Company LLC.

23.3        Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

99.1 Compuware Corporation ESOP/401(k) Plan, as amended and restated effective as of April 1, 2004.

99.2 First Amendment to the Compuware Corporation ESOP/401(k) Plan, (as amended and restated effective April 1, 2004), dated September 8, 2004.